EXHIBIT 99.3


                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
                                Annual Statement
       Relating to the Period December 28, 2003 through December 28, 2004

                 ----------------------------------------------
                          American Express Master Trust
                 ----------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement (the "Agreement"), dated as of April 16, 2004, as supplemented by the Series Supplements, amongst TRS, American Express Receivables Financing Corporation ("RFC"), American Express Centurion Bank ("AECB") and American Express Bank, FSB ("FSB"), as Transferors, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement as applicable. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.   TRS is Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Certificate relates to the period from December 28, 2003 through December 28, 2004.

     Note: On January 18, 2005, the Series 2002-1 Certificates in the principal amount of $810,810,810 were repaid. The information presented in this Servicer's Report has been presented giving effect to such repayment as if it had occurred during the due period. The following table shows the line items that are affected, how they are presented in this report and how they would be represented if they had been reported without giving effect to such repayment.

                                        Line Item           Line Item Amount
                                        Amount Presented    Presented Without
     Line Item:                         in This Report:     Effect of Repayment:
     ---------                          --------------      --------------------

     Aggregate Trust Information:

     A.5. Aggregate Invested Amount     $1,081,081,081.00    $1,891,891,891.00

     A.6. Transferor Amount             $6,224,954,837.23    $5,414,144,027.23


A.   Information Regarding the American Express Master Trust

1.   Trust Principal Component at
            December 28, 2003.....                           $7,354,552,402.94

2.   Aggregate Invested Amounts at
            December 28, 2003.....                           $3,020,163,018.00

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
       Relating to the Period December 28, 2003 through December 28, 2004


3.   Transferor Amount at
            December 28, 2003.....                           $4,334,389,384.94


4.   Trust Principal Component at
            December 28, 2004.....                           $7,306,035,918.23

5.   Aggregate Invested Amounts at
            December 28, 2004.....                           $1,081,081,081.00

6.   Transferor Amount at
            December 28, 2004.....                           $6,224,954,837.23

B. Information Regarding Performance of the American Express Master Trust Receivable Pool

1.   The aggregate Receivable balance as of

  (a)  December 28, 2003 was equal to.....                   $7,582,012,786.54
  (b)  December 28, 2004 was equal to.....                   $7,531,995,791.99

2.   The Yield Factor in effect from December 28, 2003 through
       December 28, 2004 was equal to.....                             3.0000%

3.(a)The aggregate amount of Collections on Receivables,
       exclusive of recoveries for the period December 28,
       2003 through December 28, 2004 was equal to.....     $66,436,699,828.76

3.(b)The aggregate balance of Receivables
       deposited to the Collection Account
       pursuant to Sections 2.04(d) and 3.03
       of the Agreement for the period December 28, 2003
       through December 28, 2004 was equal to.....          $             0.00

4.   The aggregate amount of Principal Collections
       for the period December 28, 2003 through
       December 28, 2004 was equal to.....                  $64,443,598,833.90

5.     The aggregate amount of Yield Collections
       for the period December 28, 2003 through
       December 28, 2004 was equal to.....                  $ 1,993,100,944.86

6.   Gross Losses
       [The aggregate amount of Receivables for all Accounts
       which became Defaulted Accounts during the period
       December 28, 2003 through December 28, 2004
       was equal to]...                                     $   174,949,281.73

7.   The aggregate amount of Recoveries
       for the period December 28, 2003 through
       December 28, 2004 was equal to.....                  $    52,361,878.16

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
       Relating to the Period December 28, 2003 through December 28, 2004


8.(a)Net Losses [Gross Losses, less Recoveries]
       for the period December 28, 2003 through
       December 28, 2004 was equal to.....                  $   122,587,403.57

8.(b)The Default Amount [Net Losses, times
       (1 minus the Yield Factor)]
       for the period December 28, 2003 through
       December 28, 2004 was equal to.....                  $   118,909,781.46

C. Information Regarding Performance of the American Express Master Trust Receivable Pool (Percentage Basis)

1.   The aggregate amount of Charge Volume and Fees
       for the period December 28, 2003 through
       December 28, 2004.....                               $66,561,632,115.94

2.   Computed yield as a percentage of Charge Volume
       and Fees [Yield Collections for the period
       December 28, 2003 through December 28, 2004 divided by the aggregate amount of Charge Volume and Fees for the
       period December 28, 2003 through December 28, 2004.....         2.9944%

3.   Gross Losses as a percentage of Charge Volume
       and Fees [Gross Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2003 through December 28, 2004.....         0.2628%

4.   Recovery rate [Recoveries, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2003 through December 28, 2004.....         0.0787%

5.   Net Losses as a percentage of Charge Volume
       and Fees [Net Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2003 through December 28, 2004.....         0.1842%

6.   Computed Net Yield as a percentage of Charge Volume
       and Fees [Yield Collections less net Net Losses,
       divided by the aggregate amount of Charge Volume and
       Fees for the period December 28, 2003 through
       December 28, 2004.....                                          2.8102%

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
       Relating to the Period December 28, 2003 through December 28, 2004

7.   Mean monthly Payment rate
       [Average of the Average Monthly Payment Rates
       reported for the Due Periods in 2004].....                     82.2888%

8.   Mean Receivable turnover rate [Average of
       the Receivable Turnover Rates reported for the Due
       Periods in 2004].....                                          10.3055%




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of January, 2005.




                                        American Express
                                        Travel Related Services
                                        Company, Inc.
                                        Servicer,


                                        By:  /s/ Susanne L. Miller
                                            ------------------------------
                                            Name:  Susanne L. Miller
                                            Title: Vice President
                                                   Treasury Controller

              -----------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 1994-3
              -----------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 1994-3 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2003 through August 27, 2004 allocated to Series 1994-3.

1.   Yield Collections allocated to Series 1994-3.....       $   67,968,825.59

2.   Principal Collections allocated to
       Series 1994-3 during the Revolving Period,
       treated as Excess principal Collections.....          $1,922,319,232.29

3.   The Investor Default Amount allocated to
       Series 1994-3.....                                    $    4,200,870.39

4.   Total amount of Interest distributed to holders
       of Series 1994-3                                      $   24,475,396.80

5.   Total amount of Principal distributed to
       holders of Series 1994-3                              $  317,460,317.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of January, 2005.




                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Susanne L. Miller
                                          ----------------------------------
                                          Name:  Susanne L. Miller
                                          Title: Vice President
                                                 Treasury Controller

              -----------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2001-1
              -----------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2001-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2003 through September 27, 2004 allocated to Series 2001-1.

1.   Yield Collections allocated to Series 2001-1.....       $  194,744,589.59

2.   Principal Collections allocated to
       Series 2001-1 during the Revolving Period,
       treated as Excess principal Collections.....          $5,612,939,099.71

3.   The Investor Default Amount allocated to
        Series 2001-1.....                                   $   11,995,960.82

4.   Total amount of Interest distributed to holders
       of Series 2001-1                                      $    8,564,983.09

5.   Total amount of Principal distributed to
       holders of Series 2001-1                              $  810,810,810.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of January, 2005.




                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Susanne L. Miller
                                          -----------------------------------
                                          Name:  Susanne L. Miller
                                          Title: Vice President
                                                 Treasury Controller

              -----------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2002-1
              -----------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2002-1 Certificates

The Series 2002-1 Certificates were repaid on January 18, 2005. The following information is presented giving effect to such repayment as if it had occurred during the due period.

A. Information Regarding American Express Master Trust aggregated for the period December 28, 2003 through December 28, 2004 allocated to Series 2002-1.

1.   Yield Collections allocated to Series 2002-1.....       $  260,552,745.22

2.   Principal Collections allocated to
       Series 2002-1 during the Revolving Period,
       treated as Excess principal Collections.....          $7,700,574,720.90

3.   The Investor Default Amount allocated to
       Series 2002-1.....                                    $   15,537,539.16

4.   Total amount of Interest distributed to holders
       of Series 2002-1                                      $   13,221,058.56

5.   Total amount of Principal distributed to
       holders of Series 2002-1                              $  810,810,810.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of January, 2005.




                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Susanne L. Miller
                                          ---------------------------------
                                          Name:  Susanne L. Miller
                                          Title: Vice President
                                                 Treasury Controller

              -----------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2002-2
              -----------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2002-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2003 through December 28, 2004 allocated to Series 2002-2.

1.   Yield Collections allocated to Series 2002-2.....      $   347,403,660.62

2.   Principal Collections allocated to
       Series 2002-2during the Revolving Period,
       treated as Excess principal Collections.....         $11,232,718,360.01

3.   The Investor Default Amount allocated to
       Series 2002-2.....                                   $    20,716,718.88

4.   Total amount of Interest distributed to holders
       of Series 2002-2                                     $    17,448,010.49

5.   Total amount of Principal distributed to
       holders of Series 2002-2                             $             0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of January, 2004.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Susanne L. Miller
                                          ---------------------------------
                                          Name:  Susanne L. Miller
                                          Title: Vice President
                                                 Treasury Controller